UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South,

Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, Starbucks Corporation (the “Company”) promoted Jill L. Walker, 47, to senior vice president, Corporate Financial Services and chief accounting officer. In this capacity, Ms. Walker continues to report to Patrick J. Grismer, executive vice president, chief financial officer, and serves as the Company’s principal accounting officer. Mr. Grismer continues as the Company’s principal financial officer, with principal accounting officer responsibility transferring from him to Ms. Walker.

Ms. Walker joined the Company in March 2000, has served as vice president, controller, since April 2013 and held a number of accounting, financial reporting and finance roles with the Company prior to being named controller. Before joining the Company, Ms. Walker was an audit manager with KPMG LLP. In connection with Ms. Walker’s promotion, she was awarded restricted stock units with an economic value of $250,000, vesting over four years based on continued employment, together with customary adjustments to her base salary and target bonus reflecting her change in position.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Walker and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Ms. Walker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: March 4, 2019
	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
executive vice president, general counsel and secretary